POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes George A Scangos, Ph.D., Frank Karbe and Christoph Pereira of Exelixis, Inc., a Delaware corporation (the “Company”), to execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director of the Company, Forms 3, 4 and 5, and any amendments thereto, and any Schedule 13D or 13G, and any amendments thereto, and cause such form(s) and schedule(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Act of 1934 (the “Exchange Act”) and Section 13(c) of the Exchange Act, as applicable. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

This power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedules 13D and 13G with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless otherwise revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of this 1st day of September 2006.

/s/ Gisela Schwab
Gisela Schwab M.D.